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                                                                    EXHIBIT 10.8

                                                                 Agreement No. 1

                             ARISTASOFT CORPORATION

                         APPLICATION SERVICES AGREEMENT

This APPLICATION SERVICES AGREEMENT ("Agreement") is made effective as of December 23rd, 1999 ("Effective Date"), by and between AristaSoft Corporation ("AristaSoft"), a California corporation, having its principal place of business at 1300 Charleston Road, Mountain View, CA 94043 and Turnstone Systems, Inc. ("Customer"), a Delaware corporation, having its principal place of business at 274 Ferguson Drive, Mountain View, CA 94043. The terms of this Agreement shall apply to all services provided by AristaSoft under this Agreement.

1. DEFINITIONS

        1.1 "Charter Customer" means Customer is part of the initial set of AristaSoft customers. Charter Customers have access to special terms and conditions not available to all customers. The special terms include, but are not limited to, pricing and protection clause described in this Agreement and its attached Schedules.

        1.2 "Derivative Works" means a modification of an existing work protected by a copyright in the name of AristaSoft or a licensor of the Software, but excluding any Customer Data (as defined hereinafter) or reports that are created by the Customer using the Software. For the purpose of this Agreement, Software shall be deemed to include any Derivative Works of the Software.

        1.3 "Designates" means those Customers' customers, suppliers, vendors, benefits providers and other such external parties whose access to the Software is necessary to effect Customer's business purposes for which Software is provided.

        1.4 "Documentation" means the guides and manuals for use of the Software. Documentation is provided in whatever form is generally available to users of the Software.

        1.5 "Servers" means the host-processing computer hardware servers that are customized, installed, managed, maintained and supported by AristaSoft.

        1.6 "Software" shall mean the computer software, as specified in Schedule A and including any other Server software used by AristaSoft to provide the Service, in object code form owned or distributed by AristaSoft for which Customer is granted access pursuant to this Agreement, and the media, Documentation, Upgrades and Updates thereof.

        1.7 "Update" shall mean a subsequent release of the Software containing minor corrections, bug fixes, and other modifications that do not meet the definition of Upgrades and are generally made available for the Software without additional charge. Update shall not include any release, option or future product that AristaSoft provides and prices separately.

        1.8 "Upgrade" shall mean modifications which provide new or improved features, functionality, or performance for the Software and are priced separately by the owner of the Software.

        1.9 "User," as further specified in Schedule A shall mean an individual authorized by Customer to access the Software, regardless of whether the individual is actively using the Software at any given time.

2. ARISTASOFT APPLICATION SERVICES

        2.1 AristaSoft offers an information processing service that is delivered over a private dedicated network and the Internet to its Customers, giving them access to the Software hosted on AristaSoft's Servers to support the customers' internal business information processing activities.

        2.2 Subject to the terms and conditions of this Agreement, AristaSoft will provide to Customer the following services (collectively the "Services"):

                i. AristaSoft will provide Customer with remote access to Servers controlled by AristaSoft on which AristaSoft hosts the Software which shall be specifically listed in Schedule A - Service Order Form.

                ii. AristaSoft will provide Customer with certain hardware, software, and customer support

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services for the Software (the "Support Services") which shall be specifically listed in Schedule B - Software Access and Support Services Schedule.

                iii. AristaSoft will provide Customer with consulting services associated to the implementation of the Software and the on-going integration and operation of the Software with Customer's business processes which shall be provided in accordance with Schedule C - Consulting Services Schedule.

        2.3 Access. AristaSoft will provide Customer with the ability to remotely access the Software hosted on the Servers, as of the date that installation and implementation is completed (the "Initial Access Date"). Such access shall be provided on a twenty-four hours-a-day, seven days-a-week basis, except during scheduled and unscheduled maintenance downtime. AristaSoft will use best efforts to perform any scheduled downtime outside of normal business hours. Notwithstanding the foregoing, Customer will be able to remotely access the Software for not less than 99% of the scheduled available time, with the exception of telecommunication company service problems, software defects, any problems caused by Customer, and any other forces beyond the immediate control of AristaSoft.

        2.4 Network Equipment. AristaSoft will provide network hardware and software to be used on Customer's premises to access the Software hosted by AristaSoft (the "Equipment"). AristaSoft retains exclusive and complete ownership of the Equipment including all rights, title and interest thereto. Customer shall provide to AristaSoft reasonable electronic and physical access to the Equipment. Customer is responsible for the physical security of the Equipment and will carry both general liability and property casualty insurance policies in amounts sufficient for the replacement of the Equipment. Relocation of the Equipment outside the continental United States is prohibited. Relocation of the Equipment within the continental United States is permitted upon sixty
(60) days prior written notice to AristaSoft. Customer will be required to provide space, power, and physical security on Customer's own file servers and personal computers to support various aspects of AristaSoft hosting. AristaSoft will determine the exact configuration and amount of space.

3. ACCESS TO SOFTWARE

        3.1 Pursuant to the terms and conditions herein, including those in any attached Schedules, AristaSoft grants to Customer, its Users, and its Designates, a non-exclusive, non-transferable right to access and use the Software as described in Schedule A, in accordance with the associated Documentation, solely in connection with Customer's business operations. The foregoing license is only granted for the duration of the Term set forth in Schedule A.

        3.2 Access exclusions. Except as expressly authorized herein, Customer shall not:

                i. Authorize or permit Designates to access the Software other than in connection with Customer's internal data processing operations.

                ii. Copy, except for backup purposes, assign, relicense or sublicense the Software or the use of the Software; or

                iii. Reverse engineer, reverse compile or reverse assemble the Software.

        3.3 AristaSoft or its licensors shall retain all title, copyright and other proprietary rights in the Software and Derivative Works. Customer does not acquire any implied rights to the Software or the Derivative Works.

        3.4 Data and Documents Resulting from the Software. Customer shall be free to use any customer data, such as customer data in databases or reports, that are used in connection with, or created as a by-product of, the Software ("Customer Data"). Customer retains all right, title and interest to Customer Data except as to preexisting portions of the Software included in the Customer Data.

4. CUSTOMER'S OBLIGATIONS

        4.1 Customer shall fulfill its obligations as specified in Schedules B and C or as may be supplemented or modified according to the guidelines set forth in Schedules A, B, or C and mutually agreed to by the parties hereto.

5. CONFIDENTIALITY

        5.1 Confidential Information. Each party acknowledges that it will have access to certain confidential information of the other party ("Confidential Information") including the Software, the terms and pricing under this Agreement, and all materials or information clearly identified as confidential. Each party agrees that during the Term,

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and for two (2) years after the expiration or termination of this Agreement, (a)
it will hold the Confidential Information of the other party in confidence with at least the same level of care as it uses for its own confidential information of the same nature, but not less than a reasonable level of care; (b) it will not use it, for its own account or the account of any third party, except as expressly permitted by this Agreement, (c) unless required by law, it will not disclose it to any third party, except that party's attorneys, accountants and other advisors as reasonably necessary.

        5.2 Confidentiality of Customer Data. AristaSoft will treat with utmost confidentiality the Customer Data and documents resulting from the Software, according to Section 3.4. The Customer Data is the sole and exclusive property of the Customer, and AristaSoft will not have any rights, title or interest to Customer Data. Should AristaSoft require access to the Customer Data in order to fulfill its own duties under this Agreement, Customer will permit such access, as reasonable under the circumstances, to specifically identified AristaSoft personnel. As a precondition for access by such personnel, each must first agree in writing to maintain the confidentiality of any Customer Data to which they are exposed no less stringently than as required by this Agreement. Should AristaSoft be required to give access to Customer Data to any of its subcontractors, vendors, Software licensors or any other third party in order to fulfill AristaSoft's own duties under this Agreement, Customer will permit such access, as reasonable under the circumstances, to specifically identified third parties. As a precondition for access by such third party, each must first agree in writing to maintain the confidentiality of any Customer Data to which they are exposed no less stringently than as required by this Agreement. AristaSoft will not use any information of the Customer in any manner except as necessary to fulfill its obligations under this Agreement.

        5.3 Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

6. FEES AND BILLING

        6.1 Customer will pay all fees incurred pursuant to Schedules A and C.

        6.2 Unless otherwise specified in either Schedules A or C, AristaSoft will invoice Customer monthly, one month in advance of actual service delivery. All invoices are due and payable in full within 30 days of date of invoice. Application access fees will begin to accrue on the Initial Access Date. Any increases in fees due to additional Users, or any other adjustments in fees, will be reflected in subsequent invoices. Any invoice not paid within 15 days of the due date will be deemed late, and will accrue late charges as of the date due. Late charges shall be at a rate of 1 1/2% per month, or the maximum rate allowed under law, whichever is lower, from the date such payment was due until the date paid.

        6.3 Customer shall be responsible for all sales taxes, use taxes and any other similar taxes and charges of any kind imposed by any federal, state or local governmental entity on the transactions contemplated by this Agreement, excluding only U.S. taxes based solely upon AristaSoft's income. When AristaSoft has the legal obligation to pay or collect such taxes, the appropriate amount shall be invoiced to and paid by Customer unless Customer provides AristaSoft with a valid tax exemption certificate authorized by the appropriate taxing authority.

7. WARRANTIES AND REMEDIES

        7.1 AristaSoft warrants that: (a) it has rights to the Software to the extent required to grant Customer the rights granted herein; (b) it otherwise has the full right and authority to enter into this Agreement; (c) it has full right and authority to make any representations in Schedules A or B referring to the licensor of the Software.

        7.2 Software. AristaSoft warrants that during the term of this
Agreement: (a) the Software will perform in accordance with the published product specifications in effect from time to time; (b) the Software will continue to function after January 1, 2000 in the same manner as they functioned on December 31, 1999; and (c) the Documentation produced by AristaSoft, including manuals and training materials, are accurate and correct in all material respects.

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AristaSoft will correct any material nonconformance to the most current version of the Software at no additional cost to the Customer. Customer shall notify AristaSoft of such nonconformance in reasonably sufficient detail to allow AristaSoft, or its business partners, to duplicate the nonconformity.

        7.3 PRODUCTS COVERED UNDER THIS AGREEMENT MAY CONTAIN OR BE DERIVED FROM SOFTWARE PROVIDED BY THIRD PARTIES UNDER LICENSE TO ARISTASOFT. Customer shall have the benefit of any warranties retaining thereto that are available to AristaSoft, provided however, that Customer's remedy for breach of any such warranty shall be solely against AristaSoft.

        7.4 The warranties given herein only apply during the Term of this Agreement, as provided in Schedule A.

        7.5 Services. AristaSoft represents and warrants that the Services shall be performed in a professional and workmanlike manner in accordance with applicable professional standards consistent with industry practices.

        7.6 Limitation of Performance Warranties. These warranties are subject to Customer fulfilling its obligations under the terms of this Agreement as described in Schedules A and B. THESE WARRANTIES DO NOT APPLY TO ANY ARISTASOFT PRODUCTS OR SERVICES THAT EXPRESSLY EXCLUDE THIS WARRANTY (AS DESCRIBED IN THE SPECIFICATION SHEETS FOR SUCH PRODUCTS AND SERVICES).

        7.7 Disclaimers. EXCEPT FOR THE EXPRESS WARRANTIES SET OUT IN THIS
SECTION 7, THE SOFTWARE AND SERVICES ARE PROVIDED ON AN "AS IS" BASIS, AND CUSTOMER'S USE OF THE SOFTWARE AND SERVICES IS AT ITS OWN RISK. ARISTASOFT AND ITS LICENSORS DO NOT MAKE ANY OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE.

8. LIMITATIONS OF LIABILITY

        8.1 In no event shall either party be liable for any consequential, exemplary, indirect, special or incidental damages, or damages for loss of profits, revenue, data or use, incurred by either party or any third party, whether in an action in contract or tort, even if the other party has been advised of the possibility of such damages.

        8.2 Maximum Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT ARISTASOFT'S MAXIMUM AGGREGATE LIABILITY TO CUSTOMER RELATED TO, OR IN CONNECTION WITH, THIS AGREEMENT WILL BE LIMITED TO THE TOTAL AMOUNT PAID BY CUSTOMER TO ARISTASOFT HEREUNDER FOR THE [***] PERIOD, AND IF SUCH DAMAGES RESULT FROM CUSTOMER'S USE OF A SPECIFIC SERVICE, SUCH LIABILITY SHALL BE LIMITED TO FEES PAID FOR THE SERVICE GIVING RISE TO THE LIABILITY. CUSTOMER'S MAXIMUM AGGREGATE LIABILITY TO ARISTASOFT RELATED TO, OR IN CONNECTION WITH, THIS AGREEMENT SHALL BE LIMITED TO THE TOTAL AMOUNT PAID TO ARISTASOFT HEREUNDER FOR THE [***] PERIOD.

        8.3 The provisions of this Agreement allocate the rights between Aristasoft and Customer. Aristasoft's pricing reflects this allocation of risk and the limitation of liability specified herein.

9. INDEMNIFICATION

        9.1 Indemnification of Customer. AristaSoft will indemnify, defend and hold harmless Customer, its employees, officers, directors, and agents, from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses"): (i) resulting from any claim, suit, action, or proceeding (each, an "Action") brought against Customer alleging the infringement of any third party trade secret, U.S. copyright, or registered trademark resulting from the provision of the Services pursuant to this Agreement; (ii) any damage arising from the breach of AristaSoft's representations and warranties in this Agreement; (iii) any damage or destruction to the Customer Data caused in whole or in part by AristaSoft; or
(iv) any other damage arising out of AristaSoft's acts or failure


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to act provided that: (1) Customer notifies AristaSoft in writing within thirty
(30) days of receiving notice of such Action; (2) AristaSoft has sole control of the defense and all related settlement negotiations; and (3) Customer provides AristaSoft with the assistance, information and authority necessary to perform its obligations under this Section. AristaSoft shall reimburse Customer for reasonable out-of-pocket expenses incurred by Customer in providing such assistance. AristaSoft may not settle or compromise any claim in a manner which requires Customer to assume liability or pay money or which subjects Customer to injunctive relief without Customer's express written consent. AristaSoft shall have no liability for any claim of infringement based on use of a superseded or altered release of Software and Services if the infringement would have been avoided by the use of a current unaltered release of the Software and Services that AristaSoft provides to Customer.

        9.2 If the Software is held, or is reasonably believed by AristaSoft, to infringe the intellectual property rights of a third party, AristaSoft shall have the option, at its expense, to (a) modify the Software to be noninfringing;
(b) obtain for Customer a license to continue using the Software; or (c) terminate the license for the infringing Software.

        9.3 Indemnification of AristaSoft. Customer will indemnify, defend and hold AristaSoft harmless from and against any and all Losses resulting from or arising out of any Action brought by a third party against AristaSoft alleging:
(i) defamation, libel, slander, obscenity, pornography, or violation of the rights of privacy or publicity; (iii) spamming, or any other offensive, harassing or illegal conduct; (iv) any damage or destruction to the Customer Data or the equipment of AristaSoft caused in whole or in part by Customer or Customer's Designees; (v) any other damage arising from the breach of Customer's representation and warranties in this Agreement, or from Customer's acts or failure to act provided that (1) AristaSoft notifies Customer in writing within thirty (30) days of the claim; (2) Customer has sole control over the defenses and all related settlement negotiations; and (3) AristaSoft provides Customer with the assistance, information and authority necessary to perform its obligations under this Section 9.3. Customer shall reimburse AristaSoft's reasonable out-of-pocket expenses incurred in providing such assistance.

10. TERM AND TERMINATION

        10.1 Term. This Agreement will be effective for three (3) years after the Effective Date (the "Initial Term"), unless otherwise specified for relevant services in Schedule A. This Agreement will automatically renew for additional terms of one (1) year unless otherwise specified in, or terminated pursuant to, the applicable Schedule A.

        10.2 Direct License Conversion. At the end of the Initial Term, Customer may choose to directly license the Software from AristaSoft's licensor rather than renew this Agreement and applicable Schedules. In such case, Customer must provide AristaSoft with written notice of this choice not later than four (4) months prior to expiration of the Initial Term. AristaSoft shall provide Customer with consulting services, at a reasonable cost mutually agreed by both parties, sufficient to accomplish Customer's transition to a direct license of the Software, including operational start-up of the necessary hardware components.

        10.3 Termination for Convenience. Customer may terminate this Agreement for convenience as specified for relevant services in Schedules A through C. All application access fees, if any, for the remaining period of the contract under this Agreement will be due and may be paid [***] payment in the same amount that would be due if this Agreement were not terminated. [***]. Notwithstanding the foregoing, Customer's payment obligations for [***] fees shall not include any [***] that otherwise would be due if this Agreement were not terminated. All other payment obligations for relevant services as specified in this Agreement will be due immediately.

        10.4 Termination for Cause. Either party may terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within ninety (90) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within ten (10) days after receipt of written notice from AristaSoft; provided, however, that Customer [***], in which case no breach shall occur until [***]; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors if


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such petition or proceeding is not dismissed within sixty (60) days of filing.

        10.5 Termination for Failure to Meet Software Access Performance Standards. If AristaSoft fails to meet the Software Access Performance Standards described in Schedule B for any three (3) consecutive months or any four (4) months during a one (1) year period, Customer may terminate this Agreement and all attached Schedules pursuant to Section 10.4, or substitute for this Agreement and all attached Schedules a direct license with AristaSoft's licensor of the Software. In the latter event, AristaSoft shall provide Customer with consulting services, [***], sufficient to accomplish Customer's transition to a direct license of the Software [***]. Pricing of the direct license shall be pursuant to Section 10 of Schedule A.

        10.6 Termination Upon Change of Control. In the event that AristaSoft is acquired, is not the surviving entity in a merger, or sells the assets relevant to this Agreement and the attached Schedules, Customer may terminate this Agreement and all attached Schedules pursuant to Section 10.4, or substitute for this Agreement and all attached Schedules a direct license with AristaSoft's licensor of the Software. In the latter event, AristaSoft's successor shall provide Customer with consulting services, [***], sufficient to accomplish Customer's transition to a direct license of the Software [***]. Pricing of the direct license shall be pursuant to Section 10 of Schedule A.

        10.7 Effect of Termination. Upon the effective date of expiration or termination of this Agreement, subject to Section 10 of Schedule A, AristaSoft will cease providing the Services. Immediately thereafter AristaSoft will provide: (i) Customer with electronic copies from the full backup of the most recent Customer Data and instructions, so that Customer may restore the data into an AristaSoft similar server hardware environment; (ii) the necessary customization of the Software provided that Customer has agreed to pay a special termination fee, in an amount to be mutually agreed to; and (iii) the specifications for the hardware and software environment that would be necessary for Customer to restore and operate the Software and Customer Data. Within thirty (30) days after such expiration or termination, but not before the expiration of any additional period pursuant to Section 10 of Schedule A: (i) each party agrees to return or destroy all Confidential Information of the other party in its possession at the time of expiration or termination and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement; and
(ii) Customer will return any Equipment provided hereunder and that is located within its premises or under its control. Termination of this Agreement or any License shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve Customer's obligation to pay all fees that have accrued or are otherwise owed by Customer under any Schedule A or C. Subject to Section 10 of Schedule A, Customer shall cease access to the Software, and certify to AristaSoft within one month after expiration or termination that Customer has destroyed or has returned to AristaSoft all copies of the Software, if any. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials.

        10.8 Survival. The following provisions will survive any expiration or termination of the Agreement: Sections 5, 7, 8, 9, 10, and 11.

11. MISCELLANEOUS PROVISIONS

        11.1 Marketing Programs:

                i. Joint Press Release. Customer agrees to participate with AristaSoft in a joint press release ("Press Release"). The Press Release will be issued on a mutually agreed upon date or the first business day following the ninetieth (90th) day after the Effective Date, whichever is earlier. Customer and AristaSoft must both approve the Press Release in advance, such approval not to be unreasonably delayed or withheld.

                ii. Customer Success Story. Subject to its satisfaction with the Services, Customer agrees to be the subject of a AristaSoft "Customer Success Story", although any such material released to the public or press by AristaSoft which mentions or discusses Customer is subject to Customer's prior approval, which shall not be unreasonably delayed or withheld. AristaSoft may write a collateral piece discussing Customer's business and use of Services and its impact on Customer's business. The Customer Success Story will be delivered to Customer for review on a mutually agreed upon date, not to exceed ninety (90) days after the Effective Date.


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                iii. Customer Reference. Subject to its own resource constraints and satisfaction with the Services provided by AristaSoft hereunder, Customer consents to AristaSoft identifying it as a reference for AristaSoft customer prospects' inquiries and press inquiries. It is understood that this will be a controlled effort and will be managed to ensure minimum impact on Customer. The objective focuses on Customer discussing its use of AristaSoft service in addition to the positive experiences and support provided in the working relationship with AristaSoft. Customer's obligation under this provision is entirely voluntary, and the parties agree that Customer's refusal to perform under this provision shall not constitute a breach of this Agreement

                iv. Customer Acknowledgement: Customer agrees that AristaSoft can disclose Customer as a customer of AristaSoft.

        11.2 Force Majeure. Except for the obligation to pay money, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including acts of God, earthquake, flood, war, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet, provided that the delayed party:
(a) gives the other party prompt notice of such cause, and (b) uses reasonable commercial efforts to correct promptly such failure or delay in performance. If the interruption exceeds thirty (30) days, either party may terminate this Agreement without any liability to the other party for such termination.

        11.3 Government Regulations. Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the United States in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the United States Government and any country or organization of nations within whose jurisdiction Customer operates or does business.

        11.4 Non-Solicitation. During the term of this Agreement, and for one year after the termination or expiration of this Agreement in accordance with its terms, each party will not directly or indirectly, solicit, or attempt to solicit, for employment any persons employed by the other party in the performance or supervision of the Services for the other party during such period.

        11.5 Governing Law. This Agreement is made under, and will be governed by and construed in accordance with, the laws of the State of California (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods.

        11.6 Arbitration. Any dispute relating to the terms, interpretation or performance of this Agreement (other than claims for preliminary injunctive relief or other pre-judgment remedies) will be resolved at the request of either party through binding arbitration. Arbitration will be conducted in Santa Clara County, California, under the rules and procedures of the Judicial Arbitration and Mediation Society ("JAMS"). The parties will request that JAMS appoint a single arbitrator possessing knowledge of online services agreements; however, the arbitration will proceed even if such a person is unavailable.

        11.7 Severability. If a tribunal of competent jurisdiction holds any provision of this Agreement to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect, and the illegal provision will be replaced with a legal provision that incorporates the original intent of the parties.

        11.8 Waiver. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

        11.9 Assignment. Neither party may assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of the other party, except as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets. Any attempted assignment or delegation without such consent will be void. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns.

        11.10 Notices. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party indicated on the signature page hereof, or at such other address as may hereafter be furnished in writing by either party hereto to the other. Such notice will be deemed to have been given as of the date it is delivered, mailed or sent, whichever is earlier. To expedite communications, each party agrees to treat

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documents faxed or e-mailed as original documents; nevertheless, each party may require the other to exchange original signed documents.

        11.11 Relationship of Parties. AristaSoft and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between AristaSoft and Customer. Neither AristaSoft nor Customer will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

        11.12 Entire Agreement; Counterparts. This Agreement, including these general terms and conditions, the Schedules and exhibits thereto, and all other documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

        11.13 Attachments. The following documents are attached hereto as Schedules, and are incorporated by reference in their entirety:

         - Schedule-A (Application Services Order Form)

         - Schedule-B (Software Access and Support Services Schedule)

         - Schedule-C (Consulting Services Schedule)

        11.14 IMPORTANT-THIS ARISTASOFT SERVICE AGREEMENT IS A LEGAL AGREEMENT BETWEEN CUSTOMER AND ARISTASOFT CORPORATION FOR THE ARISTASOFT SERVICES IDENTIFIED ABOVE, INCLUDING THOSE SET FORTH IN RELATED SCHEDULES. BY USING THESE SERVICES YOU AGREE TO BE BOUND BY THE TERMS OF THIS AGREEMENT EFFECTIVE AS OF THE DATE FIRST ABOVE WRITTEN. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, PROMPTLY RETURN THE UNUSED MATERIAL RELATED TO THE SERVICES TO ARISTASOFT CORPORATION.


Accepted and Agreed:

CUSTOMER                                    ARISTASOFT

By:                                         By:
   --------------------------------            ---------------------------------

Print Name:                                 Print Name:
           ------------------------                    -------------------------

Title:                                      Title:
      -----------------------------               ------------------------------

Date:                                       Date:
     ------------------------------              -------------------------------

                                   SCHEDULE A

                         APPLICATION SERVICES ORDER FORM

This Schedule A, Application Services Order Form, is attached to, and governed by, the terms and conditions as set forth in the AristaSoft Corporation Application Services Agreement No. 1, dated December 23rd, 1999 (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings used in the Agreement.

                                    SOFTWARE

AristaSoft will provide Customer with remote access to Servers controlled by AristaSoft on which AristaSoft hosts the following Software:

   VENDOR             SOFTWARE PRODUCT        SOFTWARE APPLICATION
   ------             ----------------        --------------------
J.D. Edwards          OneWorld                Foundation
J.D. Edwards          OneWorld                Financial
J.D. Edwards          OneWorld                Logistics/Distribution
J.D. Edwards          OneWorld                Manufacturing


                             APPLICATION ACCESS FEES

The application access fees for the Software listed in this schedule will be calculated as per the following fees:

 TYPE OF USER            FEE PER USER PER MONTH
 ------------            ----------------------
Named User             [***]
Moderate User          [***]
Inquiry User           [***]

1. MINIMUM USERS FOR SOFTWARE.

   Number of Minimum Named Users        [***]       [***]
   Number of Minimum Moderate Users     [***]       [***]
   Number of Minimum Inquiry Users      [***]       [***]

   TOTAL MINIMUM USERS                  [***]
   TOTAL MINIMUM MONTHLY FEE            [***]

2. TERM.

        The term of this Schedule is three (3) years, which shall commence on the Initial Access Date, as defined in Section 2.3 of the Agreement.


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3. ADDITIONAL USER FEES.

        The monthly fee for the minimum Users up to the amount set forth in
Section 1 shall be fixed for the term of this Schedule. Customer may add additional Users at any time during the term of this Schedule. Monthly fees for additional Users shall be based on the category of the User (Named, Moderate, or Inquiry Users as defined below) at the above rates. Customer will use its best efforts to notify AristaSoft of any changes in the number of Users, (increase or decrease) 30 days prior to such change. Notwithstanding the foregoing, AristaSoft will add Users within one business day of written notification by Customer and delete Users within four (4) hours of written notification from Customer.

4. USER DEFINITIONS.

        - A "Named User" shall mean a User of the Software to whom a "user id" has been assigned.

        - A "Moderate User" is a User authorized to use the Software only to complete the following tasks: time entry, address book, calendar approvals, approvals and processing of procurement and sales orders, work order approval and entry, and job completion and job status functions.

        - An "Inquiry User" is a User accessing the Software for inquiry and information retrieval purposes only.

        AristaSoft will tailor application restrictions for individual Users at Customer's written request.

5. NETWORK & INFRASTRUCTURE SET-UP FEE.

        AristaSoft will perform network and infrastructure set-up at the premise of Customer's principal place of business. Additional Customer premises may receive the Services at a charge of [***] for the complete delivery, installation, and configuration of Equipment, provided that such additional premises are within the greater San Francisco Bay area. This charge includes installation of communications lines and associated termination and local hardware and software. Customer must provide AristaSoft no less than sixty (60) days notice before the desired installation date. AristaSoft will invoice Customer for this fee upon completion of installation, including successful testing and Customer acceptance of Services to be provided.

6. TELECOMMUNICATIONS USAGE COSTS.

        AristaSoft will be responsible for the initial telecommunications connection and recurring telecommunications costs for usage of the communication line. AristaSoft is responsible for the telecommunications provider relationship and maintenance of the line. AristaSoft will include a backup communication line to mitigate line outage problems.


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

7. SERVERS.

        AristaSoft will be responsible for providing Servers to host the Software. The Servers will be provisioned, installed, managed, backed-up, maintained, and controlled by AristaSoft to ensure proper and adequate operation of the Software.

8. SOFTWARE MANAGEMENT.

        AristaSoft will be responsible for managing the Software hosted on the Servers. Software management will include but is not limited to Software administration, Software security, Software performance tuning, network administration, and Software maintenance.

9. DATA CENTER FACILITY.

        AristaSoft will be responsible for locating the Servers in a Data Center facility that provides proper and adequate environment for operation of the Servers including but not limited to capabilities such uninterrupted power supply, back-up power systems, access to alternate power grid, redundant fire suppression system, 24-hour physical security systems with automatic surveillance and intrusion detection, and electronic firewall protection against unauthorized electronic access.

10. CHARTER CUSTOMER PROTECTION.

        a. UNINTERRUPTED SERVICE PROTECTION

        AristaSoft will ensure an additional [***] of uninterrupted Services for Customer in the event that either AristaSoft discontinues providing the Services or Customer terminates the Service Agreement and associated Schedules pursuant to Sections 10.3, 10.4, 10.5, or 10.6 ("Charter Customer Protection"). The Charter Customer Protection will consist of:

        1.     Continuation of access to Software

               a. [***]
               b. [***]
               c. [***]
               d. [***]
               e. [***]

        2.     Porting of Customer Data to environment specified by Customer

               a. [***]
               b. [***]

        AristaSoft will provide Customer with written certification of such agreements from its key suppliers not later than sixty (60) days after the Effective Date of the Agreement.


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        b. TRIAL ACCEPTANCE PERIOD

        Customer shall have [***] after the Initial Access Date in which to assess, in its sole discretion, Software Access Performance and the quality of AristaSoft's Support Services (the "Trial Acceptance Period"). At any time during the Trial Acceptance Period, Customer may provide AristaSoft with written notice of termination of the Agreement and all attached Schedules, which shall be treated as a termination pursuant to Section 10.5 of the Agreement, and Customer shall be entitled to the remedies provided by that Section.

        c. DIRECT LICENSE OPTION

        Customer will have the option to directly license the Software listed in this Schedule from AristaSoft's licensor [***] if: a) Customer discontinues the Services for any reason during the [***] acceptance period outlined above; or b) AristaSoft discontinues the Services for any reason, including a bankruptcy or reorganization but excluding Customer's material breach of the Agreement, during the term of this Schedule. For purposes of this provision, [***].

Accepted and Agreed:

CUSTOMER                                    ARISTASOFT

By:                                         By:
   --------------------------------            ---------------------------------

Print Name:                                 Print Name:
           ------------------------                    -------------------------

Title:                                      Title:
      -----------------------------               ------------------------------

Date:                                       Date:
     ------------------------------              -------------------------------


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   SCHEDULE B

                  SOFTWARE ACCESS AND SUPPORT SERVICES SCHEDULE

        This Schedule B, Software Access and Support Services Schedule, is attached to, and governed by, the terms and conditions as set forth in the AristaSoft Corporation Application Services Agreement No. 1, dated December 23rd, 1999 (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings used in the Agreement.

1. SOFTWARE ACCESS.

        1.1 Access. Subject to the terms and conditions of this Schedule, and for as long as Customer is granted access per this Agreement, AristaSoft grants Customer non-exclusive, non-transferable rights to access and use the Software solely for Customer's own internal business processing operations; and solely by the number of authorized users of the Software identified in Schedule A to the Agreement and any additional User added by Customer during the term of this Agreement.

        1.2 Restrictions. During the term of this Agreement, Customer will not:
(i) disassemble, reverse engineer, decompile, or otherwise attempt to derive source code from the Software; modify, adapt, create derivative works based upon, or translate the Software; (ii) copy, install or use the Software on any of its computer systems, servers, or networks; (iii) transfer, lease, loan, resell for profit, distribute or otherwise grant any rights in the Software in any form to any other party, including commercial time-sharing, rental, or service bureau use.

        1.3 Ownership. The right to access the Software is not a license sale and does not convey any rights of ownership in or to the Software. AristaSoft is not granting Customer any rights whatsoever in the Software source code. All right, title, and interest in the Software and any Updates, Upgrades or modifications thereof, or in any ideas, know-how, and programs developed by AristaSoft or its licensor during the term of the Agreement will remain the property of AristaSoft or its licensor. All right, title, and interest in Customer Data will remain the property of Customer

2. DESIGNATED CONTACTS.

        2.1 AristaSoft Contacts. AristaSoft will designate one primary and one alternate contact per functional area of the Software (for example: Financial, Distribution/Logistics, Manufacturing) for Customer to communicate with for customer support service.

3. SUPPORT SERVICES.

        3.1 Software Management Services. AristaSoft will locate the Servers where the Software is hosted in a Data Center. AristaSoft will provide performance analysis and tuning services, hardware preventative maintenance, and regular back-up services. With respect to the Software, AristaSoft will be responsible for installing and configuring the Software on AristaSoft's Servers. AristaSoft will answer technical questions by Customer concerning application functionality of the Software within the scope of this Schedule.

        3.2 Backup Operations. AristaSoft will perform an incremental backup of its Servers, including Customer Data, on a daily basis and full backup on a weekly basis. Backup tapes will be stored off-site at a physically secure location. Customer Data will be archived every six (6) months and available online for up to eighteen (18) months. AristaSoft will verify its backup capabilities every six months by restoring the system and Customer Data onto a duplicate Server.

        3.3 Physical Security. AristaSoft's Data Center is located in a facility physically secure against unauthorized entry. Only select AristaSoft employees have access to the Data Center, and Customer access requires an authorized AristaSoft escort.

        3.4 Electronic Security. AristaSoft's Data Center includes an electronic "firewall" to prevent unauthorized electronic access. Authorized electronic access is limited to specific AristaSoft employees.

        3.5 Security Audits. AristaSoft's physical and electronic security measures will be subject to semi-annual audit by an independent contractor. AristaSoft will disclose the audit results and corrective actions plan, if any, to Customer, and will implement reasonable corrective measures recommended by such results.

        3.6 Upgrades. Upgrades and Updates may be made available to Customer only when they are made available to AristaSoft by AristaSoft's third party licensor per the agreement between AristaSoft and its licensor. AristaSoft will install Upgrades and Updates into live operations once they have been certified by AristaSoft as being operations-worthy. AristaSoft and Customer will collaborate concerning the impact of Upgrades and Updates on Customer's business processes. AristaSoft will make a range of implementation dates for Upgrades available to Customer, and Customer agrees to implement within a mutually agreed timeframe.

        3.7 System Maintenance. AristaSoft will implement regularly scheduled maintenance, application "bug" fixes, software patches, etc. during 12:00 a.m. to 6:00 a.m. Pacific Time. AristaSoft will report maintenance activities will be reported to Customer via e-mail in advance. However, unless necessary to ensure functioning of the Software , no changes to the processing environment or network will be made during the last week and the first two weeks of every calendar quarter.

        3.8 Change Support. AristaSoft will provide one hour per month per Named User as "Change Support" for on-going changes after the Initial Access Date. These hours expire on a quarterly basis if unutilized. Customer may request additional hours and these will be charged for on a time and material basis. The Change Support hours cannot be used to add new modules or build interfaces with external subsystems, but can be used towards making reasonable incremental changes over the initial set-up, including: adding new reports, modifying existing reports, extracting data, modifying existing business process, or adding new business processes.

        3.9 Customer Support.

                (a) During the term of this Agreement, AristaSoft will provide support personnel that will be available during AristaSoft Business Days, and via the communication methods defined below.

                (b) AristaSoft Business Days. Except for designated holidays and critical and priority events as described below, standard support hours are Monday through Friday, 8:00 a.m. to 5:00 p.m., Pacific Time.

                (c) Communication Methods. Customer can communicate with AristaSoft's service team by phone at 1-800-787-0100 or 1-650-318-9888 or e-mail at customer.support@aristasoft.com. AristaSoft will inform Customer in writing of any changes to this number or of additional communication methods.

                (d) Customer Support Services. AristaSoft will provide support on the use of the Software. Support is provided for the Software only as it is configured by AristaSoft, and not in any other form, or configuration. AristaSoft will provide Customer with the following Customer Support Services:

  Customer Support Calls      Unlimited number of calls for the first 3 months
                              after Initial Access Date 5 calls per Named User
                              per month after Initial Access Date Unlimited
                              calls for a designated Customer contact.

  User Meetings               None

  Conference Calls            Once every calendar quarter

  Site Visits                 Once every six months

  Service Usage Reports       Once per month via e-mail
                              Reports will include information on User access,
                              system uptime, backup, average response time, and
                              customer support call reports

Adverse Events. AristaSoft will respond to reported adverse events according to the following protocols mutually defined by Customer and AristaSoft.:

   SEVERITY                     DEFINITION                              RESPONSE TIME
   --------                     ----------                              -------------
Critical        Access to the Software is not available to   Corrective actions will commence
                any of Customer's users, including due to    immediately, 24 hours per day, 7
                telecommunications outages/problems.         days per week, with the objective
                                                             to resume availability within 8
                                                             hours.

Priority        Access to the Software is available, but     Actions will commence within 4
                a specific function, field, or business      hours, 24 hours per day, 7 days
                process is not functioning or producing      per week, with the objective to
                desired results.                             resume full functionality within
                                                             48 hours.

   SEVERITY                     DEFINITION                              RESPONSE TIME
   --------                     ----------                              -------------
Standard        A problem or question that does not          AristaSoft will seek to
                require immediate attention for              address/solve the problem within
                clarification or guidance on how to use      1 week, on a first come, first
                the documentation or online help screens.    served basis.

                (e) Customer and AristaSoft agree to review and update the Customer Support Services described in this Section during the first year of Service since the Initial Access Date to reflect any required changes. Any changes will be mutually agreed by both parties.

        3.10 Management and Classification of Software Errors. AristaSoft will promptly report all reproducible errors experienced by Customer, which have been reported to AristaSoft by the Customer, to the applicable licensor of the Software. AristaSoft agrees to use all commercially reasonable efforts to document and report Software errors to the applicable licensor of the Software for resolution. AristaSoft agrees to cooperate with Customer in seeking resolution of such errors.

        3.11 Customer Service Disputes. If, not later than one (1) week of reporting a customer service issue or an adverse event to AristaSoft, Customer is unhappy with the outcome or AristaSoft's progress toward an outcome, a three-stage process is available for escalating customer service issues and resolution of application events.

                (i) If, for any reason Customer decides a customer service issue or application event is not being properly addressed, Customer must bring the issue to the attention of the Manager, Customer Support. The Manager, Customer Support will thereafter be responsible for tracking and overseeing resolution of the reported issue or event until Customer is satisfied with the outcome.

                (ii) If, for any reason Customer still is not satisfied that the customer service issue or application event is being properly addressed, Customer may request that the matter be brought to the attention of the Director, Customer Support. At this point, the Director, Customer Support must respond to the issue and track and oversee resolution of the reported issue or event until Customer is satisfied with the outcome.

                (iii) If the matter remains unresolved, Director, Support will report it to Vice President, Customer Support. The Vice President, Customer Support will ensure that the issue is resolved to Customer's satisfaction and report all such issues to the President and Chief Executive Officer of AristaSoft.

4. CUSTOMER RESPONSIBILITIES.

        4.1 Customer's responsibilities shall be to:

                (a) Provide to AristaSoft all applicable information regarding any Software performance issue, to enable AristaSoft to duplicate the circumstances indicating a reported Software defect or error;

                (b) Provide best efforts to cooperate with AristaSoft with respect to testing, isolating, identifying, documenting, and in any other actions necessary to resolve any Software issues and errors;

                (c) Appoint a single person as an AristaSoft Contact who shall be the primary information technology support contact for AristaSoft and internal Customer users with regard to Customer information technology issues. A secondary contact will be appointed as an alternate for times when the primary contact is unavailable for urgent issues. Customer information technology issues include, but are not limited to, hardware, software, desktop setup, network and all other technical issues that affect operation of the Software; and

                (d) Notify AristaSoft of any of Customer's network changes that may impact user connectivity one week prior to implementation of such changes.

                (e) Assist AristaSoft to ensure that access to the Software is granted only to Users who are properly trained on the use of the Software

                (f) Assist AristaSoft to ensure that access to the Software and Servers is granted only to Users who are authorized to see the applicable Customer Data, as specified in the Software, Server and Customer Data minimum security requirements guidelines published by AristaSoft from time to time.

                (g) Provide to Users the necessary personal computer hardware and software required to access the Software, as specified in the minimum requirements guidelines published by AristaSoft from time to time.

5. SOFTWARE ACCESS PERFORMANCE STANDARDS.

        5.1 Performance Standards. During the Trial Acceptance Period (as defined in Schedule A), AristaSoft and Customer will mutually agree on the Software Access Performance Standards for AristaSoft's Services provided hereunder. Such criteria will be reduced to writing and attached as a replacement Exhibit 1 to this Schedule. Preliminary standards are attached hereto as Exhibit B-1.

                (a) If AristaSoft and Customer are unable to reach agreement on the Software Access Performance Standards prior to the end of the Trial Acceptance Period, Customer may terminate this entire Agreement and all Schedules with AristaSoft pursuant to Section 10.5 of the Service Agreement and the remedies provided therein.

6. WARRANTY AND DISCLAIMER.

        6.1 Warranty. AristaSoft warrants to Customer that:

                (a) it has the right and authority to enter into and to grant the rights described in this Schedule and it will perform its obligations hereunder in a professional and workmanlike manner by employees with the requisite education, training, and skills to perform such obligations;

                (b) the Software shall function substantially in accordance with its specifications in the Documentation;

                (c) any hardware provided by AristaSoft which malfunctions during the term of this Agreement or any renewal thereof, shall be promptly repaired or replaced by AristaSoft at no cost to Customer; and

                (d) Customer shall have the benefit of any warranties from the Software licensor that are available to AristaSoft, provided however, that Customer's remedy for breach of any such warranty shall be solely against that licensor.

        6.2 Disclaimer. AristaSoft specifically does not warrant that the Software will meet all of Customer's requirements, that the access to the Software and the Servers will be uninterrupted or error-free, that patches or workarounds will be provided, or that errors will be corrected in Updates, according to this Schedule, or in every case.

        6.3 ARISTASOFT SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

7. SURVIVAL OF TERMS.

        7.1 Section 6 will survive termination or expiration of the Agreement and this Schedule for any reason.

Accepted and Agreed:

CUSTOMER                                    ARISTASOFT

By:                                         By:
   --------------------------------            ---------------------------------

Print Name:                                 Print Name:
           ------------------------                    -------------------------

Title:                                      Title:
      -----------------------------               ------------------------------

Date:                                       Date:
     ------------------------------              -------------------------------

                                   EXHIBIT B-1

                Preliminary Software Access Performance Standards

ACCESS

AristaSoft will provide Customer with the ability to remotely access the Software hosted on the Servers, as of Initial Access Date. Such access shall be provided on a twenty-four hours-a-day, seven days-a-week basis, except during scheduled and unscheduled maintenance downtime. AristaSoft will use best efforts to perform any scheduled downtime outside of normal business hours. Notwithstanding the foregoing, Customer will be able to remotely access the Software for not less than 99% of the scheduled available time, with the exception of telecommunication company service problems, software defects, any problems caused by Customer, and any other forces beyond the immediate control of AristaSoft.

RESPONSE TIME

AristaSoft will provide Customer with a telecommunication lines from the Customer premises to the Servers that hosts the software. Such communication lines shall be provided such that the aggregate round-trip latency will not exceed one (1) second in normal operation.

SERVER CAPACITY

AristaSoft will provide Customer with Servers to host the Software. Such Server shall be controlled to deliver sufficient capacity to satisfy Customer's requirements including but not limited to processing, memory and storage capacity.

                                   SCHEDULE C

                          Consulting Services Schedule

This Schedule C, Consulting Services Schedule, is attached to, and governed by, the terms and conditions as set forth in the AristaSoft Corporation Application Services Agreement No. 1, dated December 23rd, 1999 (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings used in the Agreement.

1. SCOPE OF SERVICES.

        1.1 Services. AristaSoft will provide the consulting services (the "Consulting Services") described in the Statement of Work attached hereto, as amended from time to time by written, mutual agreement of the parties. Should Customer desire to change the Consulting Services, or obtain additional services, Customer will submit the proposed modification in writing to AristaSoft. AristaSoft may, at its sole option, elect to perform the modifications and/or additional services and the parties will execute a revised Statement of Work setting forth the modified Consulting Services to be performed.

        1.2 Manner of Performance.

                (a) AristaSoft will retain the sole and exclusive right to control or direct the manner or means by which the Consulting Services are performed and may subcontract or assign any or all of its obligations and rights under this Schedule. AristaSoft will inform Customer of any third party who requires access to Customer Data, and will ensure that confidentiality of Customer Data is maintained as specified in Section 5.2 of the Agreement.

                (b) Unless otherwise agreed, the Consulting Services shall be performed during AristaSoft's normal business hours.

                (c) AristaSoft shall use reasonable commercial efforts to provide the Consulting Services in accordance with any dates or delivery schedule that may be set forth in the Statement of Work.

        1.3 Statement of Work. Any Statement of Work that is provided under this Schedule shall be (1) made in writing; (2) reference this Schedule; and (3) be executed by authorized representatives of both Customer and AristaSoft.

2. CUSTOMER'S DUTIES AND RESPONSIBILITIES.

        2.1 Data and Information. Customer will make available in a timely manner at no charge to AristaSoft all technical data, computer facilities, programs, files, documentation, test data, sample output, or other information and resources required by AristaSoft for the performance of the Services. Customer will be responsible for, and assumes the risk of any problems resulting from, the content, accuracy, completeness and consistency of all such data, materials and information supplied by Customer.

        2.2 Equipment. Customer shall provide, at no charge to AristaSoft, office space, services and equipment (such as copiers, fax machines and modems) as AristaSoft reasonably requires to perform the Services.

3. SERVICES CONTACT.

        3.1 Each party will appoint in writing an employee or agent of such party to act as the "Consulting Contact" for all communication between the parties related to the Consulting Services. The Consulting Contact will monitor the status of the Consulting Services and schedule regular meetings with both technical and management personnel of each party to review the status of the Consulting Services. Either party may change its Consulting Contact upon written notice to the other.

4. LIMITED WARRANTY.

        AristaSoft warrants that it will perform its obligations hereunder in a professional and workmanlike manner. Except as set forth in the preceding sentence, ALL SERVICES PROVIDED PURSUANT TO THIS SCHEDULE ARE PROVIDED "AS IS", AND ARISTASOFT DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE REGARDING OR RELATING TO ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO CUSTOMER UNDER THIS SCHEDULE. ARISTASOFT SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO SAID MATERIALS AND SERVICES, AND WITH RESPECT TO THE USE OF ANY OF THE FOREGOING.

5. NON-SOLICITATION.

        5.1 Both parties acknowledge and agree that the employees and consultants of each are a valuable asset to each party, respectively, and are difficult to replace. Accordingly, each of AristaSoft and Customer agrees that, for a period of one (1) year after the completion of the Consulting Services, neither party will solicit the employment, as an employee, independent contractor, or consultant, of any employee or consultant of either party.

6. TERM.

        6.1 This Schedule will take effect on the date of signing and will remain in effect, unless earlier terminated in accordance with the Service Agreement or any Schedule attached thereto, until all of the Consulting Services have been completed. The specific pricing for each Statement of Work referencing this Schedule C will be contained therein.

Accepted and Agreed:

CUSTOMER                                    ARISTASOFT

By:                                         By:
   --------------------------------            ---------------------------------

Print Name:                                 Print Name:
           ------------------------                    -------------------------

Title:                                      Title:
      -----------------------------               ------------------------------

Date:                                       Date:
     ------------------------------              -------------------------------



                                      -3-